                                                                    Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption "Counsel and Independent Registered Public Accounting Firm" in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Fiduciary/Claymore MLP Opportunity Fund filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-119674) and in this Amendment No. 2 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-21652).

                                                          /s/ ERNST & YOUNG LLP

Chicago, Illinois
December 7, 2004